EXHIBIT 10-1

INCREASED FACILITY ACTIVATION NOTICE—INCREMENTAL LOANS

To:    JPMorgan Chase Bank, N.A.,
as Administrative Agent under the Credit Agreement referred to below
Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 5, 2013, as amended through the Eighth Amendment, dated as of June 29, 2015, among TEGNA Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and other parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This notice is an Incremental Facility Activation Notice referred to in Section 2.1(d) of the Credit Agreement and the Borrower and the Lender party hereto hereby notifies you that:

1.
The Lender party hereto agrees to provide commitments in the form of an increase in the existing Five-Year Facility (such commitment increase, the “Incremental Facility”) in the amount set forth under such Lender’s name on the signature page hereof under the caption “Increase in Five-Year Commitments”.

2.	The Facility to be increased is the Five-Year Facility.

3.	The Incremental Facility Closing Date is September 23, 2015.

4.	The aggregate principal amount of the Incremental Facility contemplated hereby is $80,000,000.

5.	The Incremental Facility Maturity Date for the Incremental Facility contemplated hereby is the 2020 Extended Termination Date.

6.
The Applicable Margin for the Incremental Facility shall be the same as the Applicable Margin for the Five-Year Facility. The Commitment Fees shall be paid in respect of the increased Five-Year Facility in the same manner as the existing Five-Year Facility.

7.	The agreement of the Lender party hereto to make available the Incremental Facility on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:

(a)	The Administrative Agent shall have received this notice, executed and delivered by the Borrower and the Lender party hereto.

(b)	In the case of Incremental Loans that are an increase of an existing Facility, such Incremental Loans shall have the same terms as the existing Loans under such Facility in all respects.

(c)	After giving effect to the making of the Incremental Facility contemplated hereby on the Increased Facility Closing Date, (i) each of the representations

509265-1918-Active.17926884

and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties made as of a specific earlier date that shall be true and correct in all material respects as of such date, and (ii) no Default or Event of Default shall have occurred and be continuing.
[Signature page follows]

509265-1918-Active.17926884

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of September 23, 2015.

TEGNA INC.

By: /s/ Michael A. Hart
Name: Michael A. Hart

Title:	Vice President & Treasurer

WELLS FARGO BANK, N.A.,
as a Five-Year Lender under the Incremental Facility

By: /s/ David Mallett
Name: David Mallett

Title:	Managing Director

Increase in Five-Year Commitments:
$80,000,000.00

CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Peter Thauer
Name: Peter Thauer

Title:	Managing Director

[Signature Page to Increased Facility Activation Notice]